UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2006

INTERNATIONAL BANCSHARES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Commission File Number 0-9439

Texas	0-9439	74-2157138
(State or other Jurisdiction	(Commission File Number	(I.R.S. Employer
of incorporation or organization)		Identification No.)

1200 San Bernardo, Laredo, Texas		78040-1359
(Address of principal executive offices)		(ZIP Code)

(Registrant’s telephone number, including area code)  (956) 722-7611

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below);

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 250.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement

On May 15, 2006, International Bancshares Corporation (the “Company”) held its 2006 Annual Meeting of Shareholders at which the Shareholders approved the Company’s 2006 Executive Incentive Compensation Plan (the “Plan”), which was previously adopted by the Company’s Board of Directors, subject to Stockholder approval, on March 9, 2006. The following is a summary of the Plan, which is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibit 10.

The Plan provides for certain executive officer(s) of the Company to be granted annual incentive cash awards consistent with the Plan’s objectives and limitations.

The Plan will be administered by the Salary and Steering Committee (the “Committee”) of the Board of Directors of International Bank of Commerce, Laredo, Texas (“IBC”), which will consist of two or more members of IBC’s Board of Directors who are also members of the Company’s Board of Directors and who are considered outside and disinterested for the purposes of the Internal Revenue Code and the Securities Exchange Act of 1934. The Plan vests broad powers in the Committee to administer and interpret the Plan.

The amount of annual incentive awards paid to eligible executives under the Plan will be based and contingent upon the achievement by the Company of either a specified (i) return on average total assets or (ii) return on average total shareholders’ equity targets, which will have been established in advance by the Committee. All payments under the Plan will be made by IBC. Notwithstanding attainment of a target established for an award under the Plan, the Committee may reduce some or all of an award that would otherwise be paid. No participant may receive in any calendar year more than 2.5% of the Company’s total income before income taxes for the year under the Plan.

The Committee may amend or terminate the Plan so long as such action does not adversely affect any rights or obligations with respect to awards already outstanding under the Plan. No amendment of the Plan may increase the maximum amount per year which can be paid to any one participant under the Plan, change the performance goals for the awards or modify the requirements as to eligibility for participation in the Plan, without approval of the Company’s Shareholders. The Committee may amend the Plan operating guidelines from time to time, consistent with the Plan.

No awards may be made under the Plan after December 31, 2016.

Under the Internal Revenue Code as presently in effect, a grant of an award under the Plan would have no federal income tax consequence. The payment of the award is taxable to a participant as ordinary income. Amounts taxable to employees under the Plan will be deductible by the Company as compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL BANCSHARES CORPORATION
(Registrant)

	By:	/s/ DENNIS E. NIXON
DENNIS E. NIXON, President and Chairman
of the Board

Date: May 16, 2006

EXHIBIT INDEX

Exhibit Number	Description	Page Number

10	International Bancshares Corporation 2006 Executive Incentive Compensation Plan	5